Exhibit 21
List of Subsidiaries of Peabody Energy Corporation

Name of Subsidiary	Jurisdiction of Formation
Affinity Mining Company	West Virginia
American Land Development, LLC	Delaware
American Land Holdings of Illinois, LLC	Delaware
American Land Holdings of Indiana, LLC	Delaware
American Land Holdings of Kentucky, LLC	Delaware
Appalachia Mine Services, LLC	Delaware
Arclar Company, LLC	Indiana
Arid Operations Inc.	Delaware
Baralaba Coal Pty Ltd	New South Wales
Beaver Dam Coal Company	Delaware
Big Ridge, Inc.	Illinois
Big Sky Coal Company	Delaware
Black Beauty Coal Company	Indiana
Black Beauty Equipment Company	Indiana
Black Beauty Holding Company, LLC	Delaware
Black Beauty Mining, Inc.	Indiana
Black Beauty Resources, LLC	Indiana
Black Beauty Underground, Inc.	Indiana
Black Hills Mining Company, LLC	Illinois
Black Stallion Coal Company, LLC	Delaware
Black Walnut Coal Company	Delaware
Bluegrass Mine Services, LLC	Delaware
BTU Empire Corporation	Delaware
BTU International B.V.	Amsterdam
BTU Western Resources, Inc.	Delaware
Burton Coal JV	Queensland
Burton Coal Pty Ltd	Queensland
Caballo Coal Company	Delaware
Carbones Peabody de Venezuela, C.A.	Venezuela
Central States Coal Reserves of Illinois, LLC	Delaware
Central States Coal Reserves of Indiana, LLC	Delaware
Central States Coal Reserves of Kentucky, LLC	Delaware
Charles Coal Company, LLC	Delaware
CL Hartford, L.L.C.	Delaware
CL Power Sales Three, L.L.C.	Delaware
Cleaton Coal Company	Delaware
Coal Developments (German Creek) Pty. Limited	Queensland
Coal Properties, LLC	Delaware
Coal Reserve Holding Limited Liability Company No. 1	Delaware
Coal Reserve Holding Limited Liability Company No. 2	Delaware
COALSALES II, LLC	Delaware
COALSALES, LLC	Delaware
COALTRADE International, LLC	Delaware
COALTRADE, LLC	Delaware
Colony Bay Coal Company	West Virginia
Colorado Coal Resources, LLC	Delaware
Colorado Yampa Coal Company	Delaware
Cook Mountain Coal Company, LLC	Delaware
Cottonwood Land Company	Delaware
Coulterville Coal Company, LLC	Delaware
CP Power Sales Sixteen, L.L.C.	Delaware
Cyprus Creek Land Company	Delaware
Cyprus Creek Land Resources, LLC	Delaware

Name of Subsidiary	Jurisdiction of Formation
Dixon Mining Company, LLC	Kentucky
Dodge Hill Holding JV, LLC	Delaware
Dodge Hill Mining Company, LLC	Kentucky
Dodge Hill of Kentucky, LLC	Delaware
Dyson Creek Coal Company, LLC	Delaware
EACC Camps, Inc.	West Virginia
Eagle Coal Company	Indiana
Eastern Associated Coal, LLC	West Virginia
Eastern Coal Company, LLC	Delaware
Eastern Royalty Corp.	Delaware
Ellensfield Pastoral Pty Ltd	Queensland
Empire Marine, LLC	Indiana
Falcon Coal Company	Indiana
Gallo Finance Company	Delaware
Gold Fields Chile, LLC	Delaware
Gold Fields Mining, LLC	Delaware
Gold Fields Ortiz, LLC	Delaware
Grand Eagle Mining, Inc.	Kentucky
Hayden Gulch Terminal, Inc.	Delaware
HCR Holdings, LLC	Delaware
Highland Mining Company, LLC	Delaware
Highwall Mining Services Company	Delaware
Hillside Mining Company	West Virginia
HMC Mining, LLC	Delaware
Independence Material Handling, LLC	Delaware
Indian Hill Company	Delaware
Interior Holdings, LLC	Delaware
Islands of Waterside, LLC	Delaware
James River Coal Terminal, LLC	Delaware
Jarrell’s Branch Coal Company	Delaware
Juniper Coal Company	Delaware
Kanawha River Ventures I, LLC	West Virginia
Kayenta Mobile Home Park, Inc.	Delaware
Kentucky United Coal, LLC	Indiana
Kusel Kutahya Seyitomer Electrik Ltd Sirketi	Turkey
Lemon Grove Investments Pty. Ltd.	Queensland
Logan Fork Coal Company	Delaware
Martinka Coal Company, LLC	Delaware
Midco Supply and Equipment Corporation	Illinois
Midwest Coal Acquisition Corp.	Delaware
Midwest Coal Reserves of Illinois, LLC	Delaware
Midwest Coal Reserves of Indiana, LLC	Delaware
Midwest Coal Resources, LLC	Delaware
Mitterb Pty Limited	Queensland
Mountain Holdings, LLC	Delaware
Mountain View Coal Company, LLC	Delaware
Mustang Clean Energy, LLC	Delaware
Mustang Energy Company, L.L.C.	Delaware
New Mexico Coal Resources, LLC	Delaware
New Whitwood Collieries Pty. Ltd.	Queensland
Newhall Funding Company	Massachusetts
North Goonyella Coal Mine Management Pty Ltd	New South Wales
North Goonyella Coal Mines Pty Ltd	Queensland
North Goonyella Coal Properties Pty. Ltd.	Queensland
North Goonyella Joint Venture	Queensland
North Page Coal Corp.	West Virginia
NRGenerating Holdings (No.17) B.V.	Netherlands
NRGenerating Holdings (No.9) B.V.	Netherlands

Name of Subsidiary	Jurisdiction of Formation
Ohio County Coal Company	Kentucky
P&L Receivables Company, LLC	Delaware
Patriot Coal Company, L.P.	Delaware
Patriot Midwest Holdings, LLC	Delaware
PDC Partnership Holdings, LLC	Delaware
Peabody (Kogan Creek) Pty Ltd.	Queensland
Peabody (Wilkie Creek) Pty Ltd.	South Australia
Peabody America, Inc.	Delaware
Peabody Archveyor, L.L.C.	Delaware
Peabody Australia Management Services Pty Ltd	New South Wales
Peabody Baralaba Investments Pty Limited	New South Wales
Peabody China, LLC	Delaware
Peabody Coal Company, LLC	Delaware
Peabody COALTRADE Australia Pty Limited	New South Wales
Peabody Development Company, LLC	Delaware
Peabody Electricity, LLC	Delaware
Peabody Energy Australia Coal Pty Limited	New South Wales
Peabody Energy Corporation	Delaware
Peabody Energy Generation Holding Company	Delaware
Peabody Energy Investments, Inc.	Delaware
Peabody Energy Solutions, Inc.	Delaware
Peabody Fuels Pty Ltd	Victoria
Peabody Holding Company, LLC	Delaware
Peabody Investments Corp.	Delaware
Peabody Minerals Pty. Limited	Queensland
Peabody Natural Gas, LLC	Delaware
Peabody Natural Resources Company	Delaware
Peabody Pacific Pty Limited	New South Wales
Peabody PowerTree Investments, LLC	Delaware
Peabody Recreational Lands, L.L.C.	Delaware
Peabody Southwestern Coal Company	Delaware
Peabody Surat Pty Ltd.	Queensland
Peabody Terminals, LLC	Delaware
Peabody Turkish Investments Limited	England
Peabody Venezuela Coal Corp.	Delaware
Peabody Venture Fund, LLC	Delaware
Peabody Western Coal Company	Delaware
Peabody-Waterside Development, L.L.C.	Delaware
PEC Equipment Company, LLC	Delaware
PG INVESTMENTS FIVE, L.L.C.	Delaware
PG INVESTMENTS FOUR, L.L.C.	Delaware
PG INVESTMENTS SIX, L.L.C.	Delaware
PG POWER SALES EIGHT, L.L.C.	Delaware
PG POWER SALES ELEVEN, L.L.C.	Delaware
PG POWER SALES FIVE, L.L.C.	Delaware
PG POWER SALES FOUR, L.L.C	Delaware
PG POWER SALES NINE, L.L.C.	Delaware
PG POWER SALES SEVEN, L.L.C.	Delaware
PG POWER SALES SIX, L.L.C.	Delaware
PG POWER SALES TEN, L.L.C.	Delaware
PG POWER SALES THREE, L.L.C.	Delaware
PG POWER SALES TWELVE, L.L.C.	Delaware
PG POWER SALES TWO, L.L.C.	Delaware
Pine Ridge Coal Company, LLC	Delaware
Point Pleasant Dock Company, LLC	Delaware
Pond Creek Land Resources, LLC	Delaware
Pond River Land Company	Delaware
Porcupine Production, LLC	Delaware

Name of Subsidiary	Jurisdiction of Formation
Porcupine Transportation, LLC	Delaware
Powder River Coal, LLC	Delaware
Powder River Resources, LLC	Delaware
Prairie State Generating Company, LLC	Delaware
Randolph Land Holding Company, LLC	Delaware
Rivers Edge Mining, Inc.	Delaware
Riverview Coal Terminal Pty. Ltd.	Queensland
Riverview Terminal Company	Delaware
School Creek Coal Company, LLC	Delaware
School Creek Coal Resources, LLC	Delaware
Seneca Coal Company	Delaware
Sentry Mining, LLC	Delaware
Shoshone Coal Corporation	Delaware
Snowberry Land Company	Delaware
Star Lake Energy Company, L.L.C.	Delaware
Sterling Smokeless Coal Company, LLC	West Virginia
Sugar Camp Properties	Indiana
Thoroughbred Generating Company,LLC	Delaware
Thoroughbred Mining Company, L.L.C.	Delaware
Thoroughbred, L.L.C.	Delaware
Tiaro Coal Pty. Ltd.	Queensland
Twentymile Coal Company	Delaware
Union County Coal Company, LLC	Kentucky
United Minerals Company, LLC	Indiana
West Roundup Resources, Inc.	Delaware
Wotonga Pastoral Pty Ltd	Queensland
Yankeetown Dock, LLC	Indiana